EXHIBIT 32.1

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of St. Mary Land & Exploration Company (the “Company”) for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Best, as President and Chief Executive Officer of the Company, and David W. Honeyfield, as Senior Vice President – Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANTHONY J. BEST
Anthony J. Best
President and Chief Executive Officer
March 4, 2008

/s/ DAVID W. HONEYFIELD
David W. Honeyfield
Senior Vice President – Chief Financial Officer and Secretary
March 4, 2008